                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            We consent to the  incorporation  by reference  in the  Registration
Statements  (Nos.  333-06705  and  333-30042)  on Form S-8 of our  report  dated
August 31, 2001, except for Notes 4 and 5, as to which the date is September 24, 2001, for the years ended June 30, 1999,  2000 and 2001, and to the addition of our firm under the caption  "Experts" in the Prospectus,  insofar as it relates to our report on the financial  statements  for the three years ended
June 30, 2001.

                                            /s/ Margolin, Winer & Evens LLP
                                            ---------------------------------
                                                Margolin, Winer & Evens LLP

Garden City, New York
September 26, 2001